UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

GRAY TELEVISION, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-13796	58-0285030
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE,

Atlanta, GA 30319

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (404) 504-9828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On March 23, 2015, Gray Television, Inc. (the “Company”) issued a press release announcing the commencement, subject to market and other conditions, of an underwritten public offering of 12 million shares of its Common Stock (the “Offering”) pursuant to its existing effective shelf registration statement. In connection with the Offering, the Company also intends to grant the underwriters a 30-day option to purchase up to an additional 1.8 million shares of Common Stock from the Company. A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. This information, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press release, dated March 23, 2015, announcing proposed offering of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: March 23, 2015	By:	/s/ James C. Ryan
James C. Ryan
Senior Vice President and Chief Financial Officer